UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2010

River Rock Entertainment Authority

(Exact name of registrant as specified in its charter)

Not Applicable	333-115186	68-0490898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Highway 128 East Geyserville, California	95441
(Address of principal executive offices)	(Zip Code)

(707) 857-2777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 5.02(c).  Appointment of Certain Officers

On April 9, 2010, River Rock Entertainment Authority (the “Authority”) announced the hiring of Mr. David F. Fendrick as our Chief Executive Officer and as the General Manager of the River Rock Casino, effective immediately.  Mr. Fendrick, who is 61 years old, has 30 years of gaming and hotel industry experience.

Since 2005, Mr. Fendrick was the Chief Operating Officer for the gaming and resort business of the Agua Caliente Band of Cahuilla Indians, including the Agua Caliente Casino Resort and Spa in Rancho Mirage, California and the Spa Resort Casino and Hotel in Palm Springs, California. For the four years prior to that, Mr. Fendrick was the Senior Vice President and General Manager of the Pala Casino Resort and Spa in Pala, California.

Mr. Fendrick has signed an employment contract with the Authority that is effective as of April 9, 2010, and continues through April 8, 2013, unless terminated earlier by the parties under the terms of the agreement. The agreement provides for the payment to Mr. Fendrick of an initial annual base salary of $300,000.00. Mr. Fendrick will also be eligible to receive an annual bonus in the discretion of the Authority’s Board of Directors not to exceed thirty percent (30%) of his annual base salary. The full text of the employment agreement is included as Exhibit 10.1 to this report and is incorporated herein by reference.

The information in this Current Report and Exhibits 10.1 and 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION

10.1	Employment Agreement, dated as of April 9, 2010, between the River Rock Entertainment Authority and David F. Fendrick

99.1	Press Release of the River Rock Entertainment Authority, dated April 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 9, 2010

River Rock Entertainment Authority

By:	/s/ Joseph R. Callahan
Joseph R. Callahan Chief Financial Officer